Exhibit 99.1

FOR IMMEDIATE WORLDWIDE RELEASE

For Further Information, Contact:
John Millerick
Senior Vice President & CFO
(978) 977-3000

Analogic Corporation Receives Expected Notice Relating to Late Filing for Its Form 10-Q

PEABODY, MA (December 23, 2004) – Analogic Corporation (NASDAQ: ALOGE), a designer and manufacturer of high-precision health and security imaging equipment, announced that, as expected, it has received a NASDAQ staff determination letter indicating that Analogic is not in compliance with the NASDAQ requirements for continued listing set forth in NASDAQ Marketplace Rule 4310(c)(14) as a result of its failure to file its Form 10-Q for the quarter ended October 31, 2004, with the Securities and Exchange Commission (SEC). The NASDAQ Stock Market also indicated that the NASDAQ Listing Qualifications Panel will consider the Company’s failure to file its Quarterly Report on Form 10-Q for the quarter ended October 31, 2004 with the SEC in rendering a determination regarding the Company’s continued listing on The NASDAQ National Market.

Analogic has previously reported that, in the course of preparing its Annual Report on Form 10-K for the fiscal year ended July 31, 2004, Analogic further evaluated certain information leading it to question whether appropriate software revenue recognition procedures had been followed in all cases by its Camtronics Medical Systems subsidiary, a supplier of advanced cardiac information management systems. Analogic has been conducting a review of Camtronics transactions and the revenue recognition procedures followed. This review has led to a delay in the completion of Analogic’s financial statements for the fiscal year ended July 31, 2004 and for the quarter ended October 31, 2004. Those financial statements have not yet been completed.

Due to this review and the resultant delay in the completion of its financial statements, Analogic did not file its Quarterly Report on Form 10-Q for the quarter ended October 31, 2004, by the December 10, 2004 due date. Analogic has filed a Form 12b-25 (Notification of Late Filing) with the SEC reporting this filing delinquency.

Analogic announced on November 2, 2004 that it had received a notice from The NASDAQ Stock Market that Analogic was not in compliance with the NASDAQ requirements for continued listing as a result of its failure to file its Annual Report on Form 10-K for fiscal 2004 with the SEC, and that its common stock is therefore subject to delisting from The NASDAQ National Market. As permitted by NASDAQ rules, Analogic appealed the decision to delist its common stock; its common stock will remain listed on the NASDAQ National Market pending the outcome of that appeal. As part of the appeal, Analogic requested an extension until January 31, 2005 to file both its Annual Report on Form 10-K for fiscal 2004 and its Quarterly Report on Form 10-Q for the quarter ended October 31, 2004. A hearing on that appeal was held before a NASDAQ Listing Qualifications Panel on December 9, 2004, but a decision has not yet been rendered. Analogic can provide no assurances that the NASDAQ Listing Qualifications Panel will grant Analogic’s request for the filing extension. Analogic is working diligently to complete the preparation of its financial statements for fiscal 2004 and the quarter ended October 31, 2004 and to file its Annual Report on Form 10-K and Quarterly Report on Form 10-Q as promptly as possible. If its request for an extension until January 31, 2005 is granted, Analogic believes that it will be able to complete and file those reports by that date.

This press release contains statements regarding future events or circumstances that involve risks and uncertainties. Those statements are considered “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995 and are made pursuant to the safe harbor provisions of that Act. Investors are cautioned that those forward-looking statements may differ materially from actual future events or circumstances as a result of various important factors, including those referred to under the heading “Business Environment and Risk Factors” in Analogic’s most recent Quarterly Report on Form 10-Q on file with the SEC, as well as unforeseen issues encountered in the completion of Analogic’s review of Camtronics transactions, Analogic’s completion of its financial statements for fiscal 2004 and the first quarter of fiscal 2005, and PricewaterhouseCoopers’ audit of the fiscal 2004 financial statements and review of the quarterly financial statements. In addition, the forward-looking statements included in this press release represent Analogic’s views as of the date of this press release. Analogic anticipates that subsequent events and developments may cause its views to change. However, while Analogic may elect to update those forward-looking statements at some point in the future, Analogic specifically disclaims any obligation to do so. Those forward-looking statements should not be relied upon as representing Analogic’s views as of any date subsequent to the date of this press release.